________________________________________________________________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________________________________________

FORM 8-K
________________________________________________________________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 30, 2004

MCF CORPORATION
(Exact Name of Registrant as Specified in Charter

Delaware (State or Other Jurisdiction of Incorporation)	001-15831 (Commission File Number)	11-2936371 (IRS Employer Identification No.)

601 Montgomery Street, 18th Floor, San Francisco, California (Address of principal Executive Offices)		94111-2622 (Zip Code)

Registrant's telephone number, including area code (415) 288-5600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

On August 30, 2004, Registrant issued (i) 138,001 shares of its Common Stock to certain former holders of its Series A Convertible Preferred Stock pursuant to the operation of anti-dilution provisions in the Certificate of Designation of the Series A Convertible Preferred Stock with respect to such holders' previous conversion of their Series A Convertible Preferred Stock into Common Stock and (ii) 80,585 shares of its Common Stock to certain holders of Registrant's Series A Convertible Preferred Stock in exchange for such shares of Series A Convertible Preferred Stock pursuant to such holders' exercise of their conversion rights under the Certificate of Designation of the Series A Convertible Preferred Stock. As a result of such conversions, there are no longer any shares of Registrant's Series A Convertible Preferred Stock issued and outstanding.

Registrant is relying upon the exemptions from the registration provisions of the Securities Act of 1933, as amended (the "Act"), and the regulations thereunder afforded by Section 4(2) of the Act and/or Rule 506 thereunder.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

4.3 Amended Certificate of Designation of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 4.3 to Registrant's Registration Statement on Form S-3 (Reg. No. 333-106831).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCF Corporation

Date: August 31, 2004	By:	/s/ D. Jonathan Merriman
D. Jonathan Merriman
Chairman and Chief Executive Officer